Exhibit 99.1

ONEOK News

July 30, 2019

Analyst Contact: Megan Patterson
918-561-5325
Media Contact: Brad Borror
918-588-7582

ONEOK Announces 11% Increase in Second-quarter 2019 Net Income

Maintains 2019 Financial Guidance

TULSA, Okla. - July 30, 2019 - ONEOK, Inc. (NYSE: OKE) today announced higher second-quarter 2019 financial results, compared with the second quarter 2018, and maintained 2019 financial guidance.

Higher Second-quarter 2019 Results, Compared With the Second Quarter 2018:

- 11% increase in net income to $312.0 million, or 75 cents per diluted share.
- 5% increase in adjusted EBITDA to $632.4 million.
- 1.51 times dividend coverage ratio.
- 11% increase in NGL raw feed throughput volumes.
- 8% increase in natural gas volumes processed.

SECOND-QUARTER 2019 FINANCIAL HIGHLIGHTS

	Three Months Ended June 30,		Six Months Ended June 30,	
	2019	2018	2019	2018
	(Millions of dollars, except per share and dividend coverage ratio amounts)			
Net income	**$ 312.0**	$ 282.2	**$ 649.2**	$ 548.2
Net income per diluted share	**$ 0.75**	$ 0.68	**$ 1.56**	$ 1.32
Adjusted EBITDA (a)	**$ 632.4**	$ 601.8	**$ 1,269.9**	$ 1,172.2
DCF (a)	**$ 540.5**	$ 453.5	**$ 1,047.3**	$ 885.5
DCF in excess of dividends paid (a)	**$ 183.2**	$ 126.5	**$ 335.8**	$ 242.0
Dividend coverage ratio (a)	**1.51**	1.39	**1.47**	1.38
Operating income	**$ 476.1**	$ 448.4	**$ 944.9**	$ 868.1
Operating costs	**$ 237.7**	$ 230.2	**$ 478.4**	$ 440.4
Depreciation and amortization	**$ 115.0**	$ 106.3	**$ 229.1**	$ 210.5
Equity in net earnings from investments	**$ 34.1**	$ 36.6	**$ 77.6**	$ 76.8
Capital expenditures	**$ 830.5**	$ 350.9	**$ 1,720.2**	$ 615.4

(a) Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA), distributable cash flow (DCF) and dividend coverage ratio are non-GAAP measures. Reconciliations to relevant GAAP measures are included in this news release.

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ONEOK Announces 11% Increase in Second-quarter 2019 Net Income July 30, 2019 Page 2 “The southern section of our Elk Creek NGL Pipeline is now complete, and we expect it to provide a significant earnings uplift in the second half of 2019,” said Terry K. Spencer, ONEOK president and chief executive officer. “Our capital-growth program remains on schedule and on budget, including multiple projects that will add critical natural gas and NGL infrastructure to significantly reduce flaring in the Williston Basin,” added Spencer. “With solid results and volumes so far in 2019 and the benefit of additional projects still being placed in service this year, we feel confident in achieving our 2019 financial guidance and our positioning for strong growth in 2020.” SECOND-QUARTER 2019 FINANCIAL PERFORMANCE ONEOK’s net income and adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) increased 11% and 5%, respectively, in the second quarter 2019, compared with the second quarter 2018. Higher results were driven primarily by natural gas liquids (NGL) and natural gas volume growth, higher average fee rates in both the natural gas liquids and natural gas gathering and processing segments and increased transportation services in the natural gas pipelines segment. Net income also increased due to higher allowance for equity funds used during construction (AFUDC) related to ONEOK’s capital-growth projects. Results were offset partially by lower earnings from optimization and marketing due to narrower location price differentials, and higher rail transportation and third-party fractionation costs in the natural gas liquids segment and higher employee-related costs due to the growth of ONEOK’s operations. Net income also was offset partially by increased depreciation expense due to capital-growth projects being placed in service. HIGHLIGHTS: • Second quarter 2019 operating income and adjusted EBITDA exceeded first quarter 2019 excluding the $20 million earnings benefit realized in the first quarter 2019 related to purity NGLs held in inventory at year end 2018; • Completing on July 15, 2019, the southern section of the Elk Creek Pipeline that extends from the Powder River Basin in eastern Wyoming to ONEOK’s existing Mid-Continent NGL facilities; • Announcing in July 2019 NGL and natural gas growth projects to accommodate customer needs including: ◦ A 200 million cubic feet per day (MMcf/d) expansion of ONEOK’s Bear Creek natural gas processing facility in the Williston Basin expected to be completed in the first quarter 2021. ◦ A 40,000 barrel per day (bpd) additional expansion of the West Texas LPG pipeline in the Permian Basin, expected to be completed in the first quarter 2021. -more-

ONEOK Announces 11% Increase in Second-quarter 2019 Net Income

July 30, 2019

Page 3

   - Mid-Continent NGL fractionation facility expansions totaling approximately 65,000 bpd, with 15,000 bpd expected to be completed in the third quarter 2020 and 50,000 bpd expected to be completed in the first quarter 2021, and additional NGL infrastructure to increase capacity between the Elk Creek and Arbuckle II pipelines.
- Declaring in July 2019 a quarterly dividend of 89 cents per share, or $3.56 per share on an annualized basis;
- Distributable cash flow (DCF) in excess of dividends paid of $183.2 million;
- Net debt-to-EBITDA ratio on a trailing 12-month basis of 4.2 times as of June 30, 2019; and
- Having $2.5 billion of borrowing capacity available under its credit agreement and $273.4 million of cash and cash equivalents as of June 30, 2019.

BUSINESS-SEGMENT RESULTS:

Natural Gas Liquids Segment

Second-quarter 2019 NGL raw feed throughput volumes increased 11%, compared with the same period in 2018, driven primarily by higher volumes in the Rocky Mountain region, STACK and SCOOP areas and the Permian Basin.

The segment connected three third-party natural gas processing plants to its system in the second quarter 2019, two in the Mid-Continent region and one in the Permian Basin.

	Three Months Ended June 30,		Six Months Ended June 30,	
Natural Gas Liquids Segment	**2019**	**2018**	**2019**	**2018**
	(Millions of dollars)			
Adjusted EBITDA	**$ 346.8**	$ 352.1	**$ 724.4**	$ 694.1
Capital expenditures	**$ 591.8**	$ 216.9	**$ 1,231.1**	$ 341.9

The decrease in second-quarter 2019 adjusted EBITDA, compared with the second quarter 2018, primarily reflects:

- A $36.9 million decrease in optimization and marketing due to lower optimization of $29.7 million related primarily to narrower location price differentials and lower marketing of $8.0 million related primarily to the timing of purity NGL inventory sales and changes in the value of NGLs held in inventory; and
- A $17.2 million increase in operating costs due primarily to higher employee-related costs and the timing of routine maintenance projects; offset partially by
- A $50.7 million increase in exchange services due to $43.5 million from higher volumes primarily in the Rocky Mountain region, STACK and SCOOP areas and the Permian Basin, $20.6 million in higher average fee rates primarily in the Permian Basin and Barnett Shale and $12.6 million related to lower unfractionated NGL inventory levels,

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ONEOK Announces 11% Increase in Second-quarter 2019 Net Income July 30, 2019 Page 4 offset partially by $20.5 million in higher rail transportation and third-party fractionation costs. The increase in adjusted EBITDA for the six-month 2019 period, compared with the same period last year, primarily reflects: • An $81.2 million increase in exchange services due to $88.3 million from higher volumes primarily in the Rocky Mountain region, STACK and SCOOP areas and the Permian Basin, $42.2 million in higher average fee rates primarily in the Permian Basin and Barnett Shale and $7.9 million related to lower unfractionated NGL inventory levels, offset partially by $42.2 million in higher rail transportation and third-party fractionation costs and $11.3 million due primarily to narrower product price differentials; offset partially by • A $36.0 million increase in operating costs due primarily to higher employee-related costs and the timing of routine maintenance projects; and • A $10.4 million decrease in optimization and marketing due to $33.9 million in narrower location price differentials, offset partially by $8.6 million in increased optimization volume, higher marketing of $7.7 million related primarily to the sale of NGL purity products previously held in inventory offset partially by changes in the value of NGLs currently held in inventory, and $7.2 million in higher earnings related primarily to product price differentials. Natural Gas Gathering and Processing Segment The natural gas gathering and processing segment’s second-quarter 2019 adjusted EBITDA increased 12%, compared with the same period in 2018. Volume growth in the Williston Basin and STACK and SCOOP areas of the Mid- Continent contributed to an 8% increase in natural gas volumes processed compared with the same period in 2018. The segment also continues to benefit from higher fee-based earnings, with an average fee rate of 93 cents per Million British thermal units (MMBtu) in the second quarter 2019, compared with 89 cents per MMBtu in the second quarter 2018. Three Months Ended Six Months Ended June 30, June 30, Natural Gas Gathering and Processing Segment 2019 2018 2019 2018 (Millions of dollars) Adjusted EBITDA $ 186.6 $ 166.9 $ 338.9 $ 297.4 Capital expenditures $ 213.2 $ 108.8 $ 428.4 $ 220.6 -more-

ONEOK Announces 11% Increase in Second-quarter 2019 Net Income July 30, 2019 Page 5 Second-quarter 2019 adjusted EBITDA increased, compared with the second quarter 2018, which primarily reflects: • A $27.5 million increase due primarily to natural gas volume growth in the Williston Basin and STACK and SCOOP areas, offset partially by natural production declines; and • A $6.5 million decrease in operating costs due primarily to lower materials, supplies and outside services expenses, offset partially by higher employee-related costs due to operational growth; offset partially by • An $8.2 million decrease due to favorable contract settlements in the second quarter 2018; and • A $4.8 million decrease due primarily to lower realized natural gas and NGL prices, net of hedges. The increase in adjusted EBITDA for the six-month 2019 period, compared with the same period last year, primarily reflects: • A $51.8 million increase due primarily to natural gas volume growth in the Williston Basin and STACK and SCOOP areas, offset partially by natural production declines; and • A $2.7 million decrease in operating costs due primarily to lower materials, supplies and outside services expenses, offset partially by higher employee-related costs due to operational growth; offset partially by • An $8.2 million decrease due to favorable contract settlements in the second quarter 2018. Natural Gas Pipelines Segment The natural gas pipelines segment’s adjusted EBITDA increased 18% in the second quarter 2019, compared with the same period in 2018, due primarily to higher firm transportation capacity contracted due to completed expansion projects. Three Months Ended Six Months Ended June 30, June 30, Natural Gas Pipelines Segment 2019 2018 2019 2018 (Millions of dollars) Adjusted EBITDA $ 100.5 $ 85.4 $ 207.2 $ 179.0 Capital expenditures $ 21.4 $ 20.5 $ 50.1 $ 40.4 -more-

ONEOK Announces 11% Increase in Second-quarter 2019 Net Income July 30, 2019 Page 6 The increase in adjusted EBITDA for the second quarter 2019, compared with the second quarter 2018, primarily reflects: • A $19.0 million increase from higher transportation services due primarily to firm transportation capacity contracted due to completed expansion projects; offset partially by • A $2.4 million increase in operating costs due primarily to higher employee-related costs. The increase in adjusted EBITDA for the six-month 2019 period, compared with the same period last year, primarily reflects: • A $34.7 million increase from higher transportation services due primarily to firm transportation capacity contracted due to completed expansion projects; and • A $4.0 million increase due primarily to higher equity in net earnings from investments due to increased seasonal transportation capacity contracted on Northern Border Pipeline in the first quarter 2019 and increased firm transportation capacity contracted on Roadrunner Gas Transmission; offset partially by • A $5.7 million decrease from lower net retained fuel and the timing of equity gas sales; and • A $4.8 million increase in operating costs due primarily to higher employee-related costs. EARNINGS CONFERENCE CALL AND WEBCAST: ONEOK executive management will conduct a conference call at 11 a.m. Eastern Daylight Time (10 a.m. Central Daylight Time) on July 31, 2019. The call also will be carried live on ONEOK’s website. To participate in the telephone conference call, dial 800-353-6461, pass code 3421896, or log on to www.oneok.com. If you are unable to participate in the conference call or the webcast, the replay will be available on ONEOK’s website, www.oneok.com, for 30 days. A recording will be available by phone for seven days. The playback call may be accessed at 888-203-1112, pass code 3421896. LINKS TO EARNINGS TABLES AND PRESENTATION: Tables: http://ir.oneok.com/~/media/Files/O/OneOK-IR/financial-reports/2019/q2-2019-earnings-results-financial-news.pdf Presentation: http://ir.oneok.com/~/media/Files/O/OneOK-IR/financial-reports/2019/q2-2019-earnings-results-presentation.pdf -more-

ONEOK Announces 11% Increase in Second-quarter 2019 Net Income July 30, 2019 Page 7 NON-GAAP (GENERALLY ACCEPTED ACCOUNTING PRINCIPLES) FINANCIAL MEASURES: ONEOK has disclosed in this news release adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA), distributable cash flow and dividend coverage ratio, which are non-GAAP financial metrics, used to measure the company’s financial performance and are defined as follows: • Adjusted EBITDA is defined as net income adjusted for interest expense, depreciation and amortization, noncash impairment charges, income taxes, noncash compensation expense, allowance for equity funds used during construction (equity AFUDC), and other noncash items. • Distributable cash flow is defined as adjusted EBITDA, computed as described above, less interest expense, maintenance capital expenditures and equity earnings from investments, excluding noncash impairment charges, adjusted for cash distributions received from unconsolidated affiliates and certain other items. • Dividend coverage ratio is defined as ONEOK’s distributable cash flow to ONEOK shareholders divided by the dividends paid for the period. These non-GAAP financial measures described above are useful to investors because they, and similar measures, are used by many companies in the industry as a measure of financial performance and are commonly employed by financial analysts and others to evaluate ONEOK’s financial performance and to compare ONEOK’s financial performance with the performance of other companies within ONEOK’s industry. Adjusted EBITDA, distributable cash flow and dividend coverage ratio should not be considered in isolation or as a substitute for net income or any other measure of financial performance presented in accordance with GAAP. These non-GAAP financial measures exclude some, but not all, items that affect net income. Additionally, these calculations may not be comparable with similarly titled measures of other companies. Reconciliations of net income to adjusted EBITDA, distributable cash flow and dividend coverage ratio are included in the tables. ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a leading midstream service provider and owner of one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent, Permian and Rocky Mountain regions with key market centers and an extensive network of natural gas gathering, processing, storage and transportation assets. ONEOK is a FORTUNE 500 company and is included in the S&P 500. For the latest news about ONEOK, find us at www.oneok.com or on LinkedIn, Facebook, Twitter and Instagram. Some of the statements contained and incorporated in this news release are forward-looking statements as defined under federal securities laws. The forward-looking statements relate to our anticipated financial performance (including projected levels of quarterly and annual dividends), liquidity, management's plans and objectives for our future capital-growth projects and other future operations (including plans to construct additional natural gas and natural gas liquids pipelines and processing facilities), our business prospects, the outcome of regulatory and legal proceedings, market conditions and -more-

ONEOK Announces 11% Increase in Second-quarter 2019 Net Income July 30, 2019 Page 8 other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under federal securities laws and other applicable laws. Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “may,” “might,” “plan,” “potential,” “project,” “scheduled,” “should,” “will,” “would” and other words and terms of similar meaning. One should not place undue reliance on forward-looking statements. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices. These and other risks are described in greater detail in Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K and in the other filings that we make with the Securities and Exchange Commission (SEC), which are available on the SEC’s website at www.sec.gov. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Any such forward- looking statement speaks only as of the date on which such statement is made, and, other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties, many of which are beyond our control, and are not guarantees of future results. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. These risks and uncertainties include, without limitation, the following: • competition from other United States and foreign energy suppliers and transporters, as well as alternative forms of energy, including, but not limited to, solar power, wind power, geothermal energy and biofuels such as ethanol and biodiesel; • the capital intensive nature of our businesses; • the profitability of assets or businesses acquired or constructed by us; • risks of marketing, trading and hedging activities, including the risks of changes in energy prices or the financial condition of our counterparties; • the uncertainty of estimates, including accruals and costs of environmental remediation; • the effects of changes in governmental policies and regulatory actions, including changes with respect to income and other taxes, pipeline safety, environmental compliance, climate change initiatives and authorized rates of recovery of natural gas and natural gas transportation costs; • the impact on drilling and production by factors beyond our control, including the demand for natural gas and crude oil; producers' desire and ability to drill and obtain necessary permits; reserve performance; and capacity constraints on the pipelines that transport crude oil, natural gas and NGLs from producing areas and our facilities; • difficulties or delays experienced by trucks, railroads or pipelines in delivering products to or from our terminals or pipelines; • the effects of weather and other natural phenomena, including climate change, on our operations, demand for our services and energy prices; • changes in demand for the use of natural gas, NGLs and crude oil because of market conditions caused by concerns about climate change; • the impact of unforeseen changes in interest rates, debt and equity markets, inflation rates, economic recession and other external factors over which we have no control, including the effect on pension and postretirement expense and funding resulting from changes in equity and bond market returns; • our indebtedness and guarantee obligations could make us vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds and/or place us at competitive disadvantages compared with our competitors that have less debt, or have other adverse consequences; • actions by rating agencies concerning our credit; • the results of administrative proceedings and litigation, regulatory actions, rule changes and receipt of expected clearances involving any local, state or federal regulatory body, including the Federal Energy -more-

ONEOK Announces 11% Increase in Second-quarter 2019 Net Income July 30, 2019 Page 9 Regulatory Commission (FERC), the National Transportation Safety Board, the Pipeline and Hazardous Materials Safety Administration (PHMSA), the U.S. Environmental Protection Agency (EPA) and the U.S. Commodity Futures Trading Commission (CFTC); • our ability to access capital at competitive rates or on terms acceptable to us; • risks associated with adequate supply to our gathering, processing, fractionation and pipeline facilities, including production declines that outpace new drilling or extended periods of ethane rejection; • the risk that material weaknesses or significant deficiencies in our internal controls over financial reporting could emerge or that minor problems could become significant; • the impact and outcome of pending and future litigation; • the timing and extent of changes in energy commodity prices; • the ability to market pipeline capacity on favorable terms, including the effects of: – future demand for and prices of natural gas, NGLs and crude oil; – competitive conditions in the overall energy market; – availability of supplies of United States natural gas and crude oil; and – availability of additional storage capacity; • performance of contractual obligations by our customers, service providers, contractors and shippers; • the timely receipt of approval by applicable governmental entities for construction and operation of our pipeline and other projects and required regulatory clearances; • our ability to acquire all necessary permits, consents or other approvals in a timely manner, to promptly obtain all necessary materials and supplies required for construction, and to construct gathering, processing, storage, fractionation and transportation facilities without labor or contractor problems; • the mechanical integrity of facilities operated; • demand for our services in the proximity of our facilities; • our ability to control operating costs and make cost-saving changes; • acts of nature, sabotage, terrorism or other similar acts that cause damage to our facilities or our suppliers', customers’ or shippers' facilities; • economic climate and growth in the geographic areas in which we do business; • the risk of a prolonged slowdown in growth or decline in the United States or international economies, including liquidity risks in United States or foreign credit markets; • the impact of recently issued and future accounting updates and other changes in accounting policies; • the possibility of future terrorist attacks or the possibility or occurrence of an outbreak of, or changes in, hostilities or changes in the political conditions throughout the world; • the risk of increased costs for insurance premiums, security or other items as a consequence of terrorist attacks; • risks associated with pending or possible acquisitions and dispositions, including our ability to finance or integrate any such acquisitions and any regulatory delay or conditions imposed by regulatory bodies in connection with any such acquisitions and dispositions; • the impact of uncontracted capacity in our assets being greater or less than expected; • the ability to recover operating costs and amounts equivalent to income taxes, costs of property, plant and equipment and regulatory assets in our state and FERC-regulated rates; • the composition and quality of the natural gas and NGLs we gather and process in our plants and transport on our pipelines; • the efficiency of our plants in processing natural gas and extracting and fractionating NGLs; • the impact of potential impairment charges; • the risk inherent in the use of information systems in our respective businesses, implementation of new software and hardware, and the impact on the timeliness of information for financial reporting; • our ability to control construction costs and completion schedules of our pipelines and other projects; and • the risk factors listed in the reports ONEOK has filed and may file with the Securities and Exchange Commission (the "SEC"), which are incorporated by reference. These reports are also available from the sources described below. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. ONEOK undertakes no obligation to publicly -more-

ONEOK Announces 11% Increase in Second-quarter 2019 Net Income July 30, 2019 Page 10 update any forward-looking statement, whether as a result of new information, future events or changes in circumstances, expectations or otherwise. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in the most recent reports on Form 10-K and Form 10-Q and other documents of ONEOK on file with the SEC. ONEOK's SEC filings are available publicly on the SEC's website at www.sec.gov. ### -more-

ONEOK Announces 11% Increase in Second-quarter 2019 Net Income July 30, 2019 Page 11 ONEOK, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF INCOME Three Months Ended Six Months Ended June 30, June 30, (Unaudited) 2019 2018 2019 2018 (Thousands of dollars, except per share amounts) Revenues Commodity sales $ 2,146,841 $ 2,675,262 $ 4,619,800 $ 5,495,266 Services 310,734 285,267 617,733 567,340 Total revenues 2,457,575 2,960,529 5,237,533 6,062,606 Cost of sales and fuel (exclusive of items shown separately below) 1,625,794 2,175,818 3,582,171 4,543,844 Operations and maintenance 206,776 202,037 414,027 383,218 Depreciation and amortization 114,964 106,288 229,122 210,525 General taxes 30,937 28,116 64,427 57,139 (Gain) loss on sale of assets 2,958 (96) 2,898 (185) Operating income 476,146 448,366 944,888 868,065 Equity in net earnings from investments 34,118 36,570 77,599 76,757 Allowance for equity funds used during construction 16,942 804 29,383 1,034 Other income 5,682 1,857 15,042 2,595 Other expense (4,497) (4,391) (7,959) (7,700) Interest expense (net of capitalized interest of $26,799, $5,134, $45,991 and $7,172, respectively) (117,493) (113,496) (232,913) (229,221) Income before income taxes 410,898 369,710 826,040 711,530 Income taxes (98,935) (87,531) (176,869) (163,302) Net income 311,963 282,179 649,171 548,228 Less: Net income attributable to noncontrolling interests — 1,131 — 2,672 Net income attributable to ONEOK 311,963 281,048 649,171 545,556 Less: Preferred stock dividends 275 275 550 550 Net income available to common shareholders $ 311,688 $ 280,773 $ 648,621 $ 545,006 Basic earnings per common share $ 0.75 $ 0.68 $ 1.57 $ 1.33 Diluted earnings per common share $ 0.75 $ 0.68 $ 1.56 $ 1.32 Average shares (thousands) Basic 413,606 411,946 413,257 410,811 Diluted 415,049 414,641 415,141 413,407 -more-

ONEOK Announces 11% Increase in Second-quarter 2019 Net Income July 30, 2019 Page 12 ONEOK, Inc. and Subsidiaries CONSOLIDATED BALANCE SHEETS June 30, December 31, (Unaudited) 2019 2018 Assets (Thousands of dollars) Current assets Cash and cash equivalents $ 273,397 $ 11,975 Accounts receivable, net 669,289 818,958 Materials and supplies 177,517 141,174 Natural gas and NGLs in storage 184,950 296,667 Commodity imbalances 26,421 29,050 Other current assets 69,596 100,808 Total current assets 1,401,170 1,398,632 Property, plant and equipment Property, plant and equipment 19,806,759 18,030,963 Accumulated depreciation and amortization 3,470,520 3,264,312 Net property, plant and equipment 16,336,239 14,766,651 Investments and other assets Investments in unconsolidated affiliates 881,084 969,150 Goodwill and intangible assets 963,783 967,142 Other assets 169,318 130,096 Total investments and other assets 2,014,185 2,066,388 Total assets $ 19,751,594 $ 18,231,671 -more-

ONEOK Announces 11% Increase in Second-quarter 2019 Net Income July 30, 2019 Page 13 ONEOK, Inc. and Subsidiaries CONSOLIDATED BALANCE SHEETS (Continued) June 30, December 31, (Unaudited) 2019 2018 Liabilities and equity (Thousands of dollars) Current liabilities Current maturities of long-term debt $ 307,650 $ 507,650 Accounts payable 907,377 1,116,337 Commodity imbalances 100,641 110,197 Accrued interest 166,860 161,377 Finance lease liability 1,854 1,765 Other current liabilities 252,991 211,110 Total current liabilities 1,737,373 2,108,436 Long-term debt, excluding current maturities 10,754,087 8,873,334 Deferred credits and other liabilities Deferred income taxes 347,831 219,731 Finance lease liability 25,294 26,244 Other deferred credits 538,873 424,383 Total deferred credits and other liabilities 911,998 670,358 Commitments and contingencies Equity ONEOK shareholders’ equity: Preferred stock, $0.01 par value: authorized and issued 20,000 shares at June 30, 2019, and December 31, 2018 — — Common stock, $0.01 par value: authorized 1,200,000,000 shares, issued 445,016,234 shares and outstanding 412,964,601 shares at June 30, 2019; issued 445,016,234 shares and outstanding 411,532,606 shares at December 31, 2018 4,450 4,450 Paid-in capital 7,495,458 7,615,138 Accumulated other comprehensive loss (336,396) (188,239) Retained earnings — — Treasury stock, at cost: 32,051,633 shares at June 30, 2019, and 33,483,628 shares at December 31, 2018 (815,376) (851,806) Total equity 6,348,136 6,579,543 Total liabilities and equity $ 19,751,594 $ 18,231,671 -more-

ONEOK Announces 11% Increase in Second-quarter 2019 Net Income July 30, 2019 Page 14 ONEOK, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS Six Months Ended June 30, (Unaudited) 2019 2018 (Thousands of dollars) Operating activities Net income $ 649,171 $ 548,228 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 229,122 210,525 Equity in net earnings from investments (77,599) (76,757) Distributions received from unconsolidated affiliates 81,741 84,652 Deferred income taxes 173,286 161,602 Share-based compensation expense 18,064 16,071 Pension and postretirement benefit expense, net of contributions (8,990) (5,096) Allowance for equity funds used during construction (29,383) (1,034) (Gain) loss on sale of assets 2,898 (185) Changes in assets and liabilities: Accounts receivable 149,669 268,287 Natural gas and NGLs in storage 111,717 49,347 Accounts payable (268,057) (282,572) Commodity imbalances, net (6,927) (15,873) Risk-management assets and liabilities 6,403 72,580 Other assets and liabilities, net (63,164) (26,805) Cash provided by operating activities 967,951 1,002,970 Investing activities Capital expenditures (less allowance for equity funds used during construction) (1,720,164) (615,352) Contributions to unconsolidated affiliates (1,369) (294) Distributions received from unconsolidated affiliates in excess of cumulative earnings 77,249 13,588 Proceeds from sale of assets and other, net 12,223 657 Cash used in investing activities (1,632,061) (601,401) Financing activities Dividends paid (711,534) (643,493) Distributions to noncontrolling interests — (3,000) Borrowing (repayment) of short-term borrowings, net — (458,673) Issuance of long-term debt, net of discounts 2,192,782 — Debt financing costs (11,914) — Repayment of long-term debt (503,825) (503,825) Issuance of common stock 14,158 1,186,718 Other, net (54,135) (1,194) Cash provided by (used in) financing activities 925,532 (423,467) Change in cash and cash equivalents 261,422 (21,898) Cash and cash equivalents at beginning of period 11,975 37,193 Cash and cash equivalents at end of period $ 273,397 $ 15,295 -more-

ONEOK Announces 11% Increase in Second-quarter 2019 Net Income

July 30, 2019

Page 15

ONEOK, Inc. and Subsidiaries
INFORMATION AT A GLANCE

(Unaudited)	Three Months Ended June 30, 2019	Three Months Ended June 30, 2018	Six Months Ended June 30, 2019	Six Months Ended June 30, 2018
	(Millions of dollars, except as noted)			
Natural Gas Liquids				
Operating costs, excluding noncash compensation adjustments	**$ 110.3**	$ 93.1	**$ 213.6**	$ 177.6
Depreciation and amortization	**$ 46.3**	$ 42.9	**$ 92.7**	$ 85.3
Equity in net earnings from investments	**$ 16.0**	$ 16.6	**$ 33.5**	$ 33.0
Adjusted EBITDA	**$ 346.8**	$ 352.1	**$ 724.4**	$ 694.1
Raw feed throughput *(MBbl/d)* (a)	**1,108**	999	**1,068**	974
NGLs transported-gathering lines (*MBbl/d*) (b)	**981**	903	**963**	879
NGLs fractionated (*MBbl/d*) (c)	**743**	696	**736**	694
Average Conway-to-Mont Belvieu OPIS price differential - ethane in ethane/propane mix (*$/gallon*)	**$ 0.06**	$ 0.16	**$ 0.08**	$ 0.12
Capital expenditures	**$ 591.8**	$ 216.9	**$ 1,231.1**	$ 341.9

(a) - Represents physical raw feed volumes on which ONEOK charges a fee for transportation and/or fractionation services.

(b) - Includes volumes for consolidated entities only.

(c) - Includes volumes at company-owned and third-party facilities.

	Three Months Ended June 30, 2019	Three Months Ended June 30, 2018	Six Months Ended June 30, 2019	Six Months Ended June 30, 2018
Natural Gas Gathering and Processing				
Operating costs, excluding noncash compensation adjustments	**$ 82.5**	$ 89.0	**$ 171.8**	$ 174.5
Depreciation and amortization	**$ 53.6**	$ 48.1	**$ 106.2**	$ 95.9
Equity in net earnings (loss) from investments	**$ (1.6)**	$ (0.8)	**$ (2.8)**	$ 0.9
Adjusted EBITDA	**$ 186.6**	$ 166.9	**$ 338.9**	$ 297.4
Natural gas gathered (*BBtu/d*) (a)	**2,762**	2,505	**2,699**	2,483
Natural gas processed (*BBtu/d*) (a) (b)	**2,563**	2,365	**2,503**	2,325
NGL sales (*MBbl/d*) (a)	**223**	197	**218**	195
Residue natural gas sales (*BBtu/d*) (a) (b)	**1,230**	1,028	**1,180**	996
Average fee rate (*$/MMBtu*) (a)	**$ 0.93**	$ 0.89	**$ 0.92**	$ 0.89
Capital expenditures	**$ 213.2**	$ 108.8	**$ 428.4**	$ 220.6

(a) - Includes volumes for consolidated entities only.

(b) - Includes volumes ONEOK processed at company-owned and third-party facilities.

	Three Months Ended June 30, 2019	Three Months Ended June 30, 2018	Six Months Ended June 30, 2019	Six Months Ended June 30, 2018
Natural Gas Pipelines				
Operating costs, excluding noncash compensation adjustments	**$ 35.3**	$ 32.9	**$ 69.5**	$ 64.7
Depreciation and amortization	**$ 14.2**	$ 14.4	**$ 28.3**	$ 27.7
Equity in net earnings from investments	**$ 19.8**	$ 20.8	**$ 46.9**	$ 42.9
Adjusted EBITDA	**$ 100.5**	$ 85.4	**$ 207.2**	$ 179.0
Natural gas transportation capacity contracted (*MDth/d*) (a)	**7,595**	6,650	**7,538**	6,714
Transportation capacity subscribed (a)	**98%**	93%	**98%**	94%
Capital expenditures	**$ 21.4**	$ 20.5	**$ 50.1**	$ 40.4

(a) - Includes volumes for consolidated entities only.

-more-

ONEOK Announces 11% Increase in Second-quarter 2019 Net Income July 30, 2019 Page 16 ONEOK, Inc. RECONCILIATION OF NON-GAAP FINANCIAL MEASURES Three Months Ended Six Months Ended June 30, June 30, (Unaudited) 2019 2018 2019 2018 (Thousands of dollars, except per share amounts) Reconciliation of net income to adjusted EBITDA and distributable cash flow Net income $ 311,963 $ 282,179 $ 649,171 $ 548,228 Interest expense, net of capitalized interest 117,493 113,496 232,913 229,221 Depreciation and amortization 114,964 106,288 229,122 210,525 Income taxes 98,935 87,531 176,869 163,302 Noncash compensation expense 5,115 12,140 10,655 21,366 Equity AFUDC and other noncash items (16,047) 201 (28,825) (471) Adjusted EBITDA 632,423 601,835 1,269,905 1,172,171 Interest expense, net of capitalized interest (117,493) (113,496) (232,913) (229,221) Maintenance capital (43,676) (44,235) (85,054) (74,028) Equity in net earnings from investments (34,118) (36,570) (77,599) (76,757) Distributions received from unconsolidated affiliates 99,527 48,424 158,990 98,240 Other 3,865 (2,415) 14,001 (4,885) Distributable cash flow $ 540,528 $ 453,543 $ 1,047,330 $ 885,520 Dividends paid to preferred shareholders (275) (275) (550) (550) Distributable cash flow to shareholders $ 540,253 $ 453,268 $ 1,046,780 $ 884,970 Dividends paid $ (357,056) $ (326,810) $ (710,984) $ (642,943) Distributable cash flow in excess of dividends paid $ 183,197 $ 126,458 $ 335,796 $ 242,027 Dividends paid per share $ 0.865 $ 0.795 $ 1.725 $ 1.565 Dividend coverage ratio 1.51 1.39 1.47 1.38 Number of shares used in computation (thousands) 412,782 411,082 412,165 410,826